As Filed with the Securities and Exchange Commission on August 6, 2010
Registration No. 333- 166321

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT
NUMBER 3 TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMPBELL GLOBAL TREND FUND, L.P.
(Registrant)
(Exact name of registrant as specified in its charter)

Delaware (State of Organization)	6799 (Primary Standard Industrial Classification Code Number)	27-1412568 (I.R.S. Employer Identification Number)

c/o Campbell & Company, Inc. 2850 Quarry Lake Drive Baltimore, Maryland 21209 (410) 413-2600		Thomas P. Lloyd Campbell & Company, Inc. 2850 Quarry Lake Drive Baltimore, Maryland 21209 (410) 413-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Schmidtberger, Esq. Sidley Austin llp 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

	Proposed Maximum	Amount of
	Aggregate Offering	Registration Fee
Title of Each Class of Securities to be Registered	Price(1)	(2)
Class A (USD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000	$7,130
Class B (USD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000	$7,130
Class C (USD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000	$7,130
Class D (USD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000	$7,130
Class E (USD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$200,000,000 (3)	N/A
Class A (GLD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000	$7,130
Class B (GLD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000	$7,130
Class C (GLD) Units of Limited Partnership Interest of Campbell Global Trend Fund, L.P.	$100,000,000 (4)	N/A

(1)	The proposed maximum aggregate offering has been calculated assuming that all Units are sold at a price of $1,000 per Unit of each Class. The amount of the registration fee for Units is calculated in reliance upon Rule 457(o) promulgated under the Securities Act of 1933 and using the proposed maximum aggregate offering price as described above.

(2)	An aggregate registration fee of $22,320 in respect of the Class A (USD) Units, Class B (USD) Units, Class C (USD) Units and Class D (USD) Units was previously paid on December 18, 2009 in connection with registration statement on Form S-1 (No. 333-163835-01). Additionally, an aggregate registration fee of $14,260 in respect of the Class A (GLD) Units and Class B (GLD) Units was previously paid on February 19, 2010 in connection with Pre-Effective Amendment Number 1 to the registration statement on Form S-1 (No. 333-163835-01). Thus, the aggregate filing fee associated with Campbell Global Trend Fund, L.P. in connection with registration statements on Form S-1 (No. 333-163835-01) was $36,580.

Campbell Strategic Allocation Fund, L.P. and Campbell Global Trend Fund, L.P. withdrew registration statements Nos. 333-163835 and 333-163835-01, respectively, on April 23, 2010 pursuant to Rule 477 under the Securities Act.

Pursuant to Rule 457(p) under the Securities Act, Campbell Global Trend Fund, L.P. applied the aggregate filing fee of $36,580 associated with the registered but unissued securities under registration statement on Form S-1 (No. 333-163835-01) against the total filing fee of $42,780. The Units were registered and the remaining balance of $6,200 due in connection with the registration of the Units was paid on April 27, 2010.

(3)	To be issued in exchange for Class A (USD) Units, Class B (USD) Units, Class C (USD) Units or Class D (USD) Units of Campbell Global Trend Fund, L.P. in the event Limited Partners holding Class A (USD) Units, Class B (USD) Units, Class C (USD) Units or Class D (USD) Units have reached a certain limit of fees payable to selling agents, as hereinafter described. No registration fee is payable in reliance upon Rule 457(i) under the Securities Act.

(4)	To be issued in exchange for Class A (GLD) Units and Class B (GLD) Units of Campbell Global Trend Fund, L.P. in the event Limited Partners holding Class A (GLD) Units and Class B (GLD) Units have reached a certain limit of fees payable to selling agents, as hereinafter described. No registration fee is payable in reliance upon Rule 457(i) under the Securities Act.

EXPLANATORY STATEMENT

1.	The Registration Statement on Form S-1 of Campbell Strategic Allocation Fund, L.P. and Campbell Global Trend Fund, L.P. (Registration Statement Nos. 333-163835 and 333-163835-01, respectively) and the Pre-Effective Amendment No. 1 thereto were filed on December 18, 2009 and February 19, 2010, respectively (collectively, the “Registration Statements”).

2.	Campbell Strategic Allocation Fund, L.P. and Campbell Global Trend Fund, L.P. filed a common prospectus as a part of the Registration Statements.

3.	Campbell Strategic Allocation Fund, L.P. and Campbell Global Trend Fund, L.P. withdrew the Registration Statements on April 23, 2010 pursuant to Rule 477 under the Securities Act.

4.	Because Campbell Global Trend Fund, L.P. is a separate registrant and not a co-registrant with Campbell Strategic Allocation Fund, Campbell Global Trend Fund, L.P. is contemporaneously re-filing herewith the common prospectus under a separate Registration Statement on Form S-1 and will be assigned a new registration statement number (Registration Statement No. 333-166321).

5.	The prospectus contained in this Registration Statement relates to the offerings by each of the following registrants:

Registration
Registrant	Statement	Units of Limited Partnership Interest

Campbell Strategic Allocation Fund, L.P.	333-166320	The Registration Statement No. 333-166320 registered $100,000,000 of Units of Limited Partnership Interest.
Campbell Global Trend Fund, L.P.	333-166321	The Registration Statement No. 333-166321 registered:
(1) $100,000,000 of Class A (USD) Units of Limited Partnership Interest; $100,000,000 of Class B (USD) Units of Limited Partnership Interest; $100,000,000 of Class C (USD) Units of Limited Partnership Interest; $100,000,000 of Class D (USD) Units of Limited Partnership Interest; and Class E (USD) Units of Limited Partnership Interest to be issued in exchange for Class A (USD) Units, Class B (USD) Units, Class C (USD) Units or Class D (USD) Units in the event Limited Partners holding Class A (USD) Units, Class B (USD) Units, Class C (USD) Units or Class D (USD) Units have reached a certain limit of fees payable to selling agents; and (2) $100,000,000 of Class A (GLD) Units of Limited Partnership Interest; $100,000,000 of Class B (GLD) Units of Limited Partnership Interest; and Class C (GLD) Units of Limited Partnership Interest to be issued in exchange for Class A (GLD) Units and Class B (GLD) Units in the event Limited Partners holding Class A (GLD) Units and Class B (GLD) Units have reached a certain limit of fees payable to selling agents.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, State of Maryland, on August 6, 2010.

Campbell Global Trend Fund, L.P.

By:	Campbell & Company, Inc.,
its General Partner

By:	/s/ Theresa D. Becks
Name:     Theresa D. Becks

Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Gregory T. Donovan
Name:     Gregory T. Donovan

Title:	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.

Campbell & Company, Inc.,
General Partner Of the Registrant

/s/ D. Keith Campbell Name: D. Keith Campbell	Chairman of the Board and Director	August 6, 2010

/s/ Bruce L. Cleland Name: Bruce L. Cleland	Vice Chairman of the Board and Director	August 6, 2010

/s/ Theresa D. Becks Name: Theresa D. Becks	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2010

/s/ Gregory T. Donovan Name: Gregory T. Donovan	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2010

(Being principal executive officer, the principal financial officer and a majority of the directors of Campbell & Company, Inc.)

CAMPBELL & COMPANY, INC.	General Partner of the Registrant	August 6, 2010

By:	/s/ Theresa D. Becks
Name: Theresa D. Becks
Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Gregory T. Donovan
Name: Gregory T. Donovan
Title: Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)